Exhibit 10.31

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED SHARED SERVICES AGREEMENT

This First Amendment (the “Amendment”) to the Second Amended and Restated Shared Services Agreement (the “Shared Services Agreement”) is effective as of April 14, 2017, among DriveTime Automotive Group, Inc. (“DTAG”), a Delaware corporation, and Bridgecrest Acceptance Corporation f/k/a DT Acceptance Corporation, an Arizona corporation and their affiliates and subsidiaries (severally and collectively “Provider” or “DriveTime”) and Carvana, LLC, an Arizona limited liability company (“Carvana”). Provider and Carvana are referred to collectively herein as the “Parties” and each as a “Party”.

WHEREAS, DriveTime and Carvana are parties to that certain Second Amended and Restated Shared Services Agreement, effective February 27, 2017 (the “Shared Services Agreement”) in which the Parties arrange for certain services to be provided by Provider to Carvana. The Parties desire to amend the Shared Services Agreement as set forth herein.

In consideration of the mutual agreements and subject to the terms and conditions herein contained, each Party agrees as follows for the benefit of the other party:

Section 1. Amendment to the Shared Services Agreement.

(a) Service Schedule 2 to the Shared Services Agreement is hereby amended by adding the following to the third line of said Service Schedule 2:

“Minimum Term: December 31, 2017, unless a different Minimum Term is specified below with respect to a particular Service.”

(b) The first sentence in the “Description” column of Service Schedule 3 to the Shared Services Agreement is hereby amended and restated in its entirety as follows (new language shown in bold):

“Information Technology including application development, infrastructure, data storage, and business analysis, along with training, maintenance and support of the same.”

(c) The “Description” column of Service Schedule 3 to the Shared Services Agreement is hereby amended as follows:

Under numeral (ii), adding:

“i. Avatier	July 31, 2018”
“j. Sharepoint (dash)	July 31, 2018”

Under numeral (iii), adding:

“q. Vehicle Pricing Application	July 31, 2018”
“r. Mobile Application	July 31, 2018”

(d) The “Description” of “Required Personnel and Availability of Such Required Personnel” is hereby amended and restated in its entirety as follows (new language shown in bold):

“DriveTime’s CIO, Managing Director, Directors, and IT Department representative(s) will be available on a limited and partial time basis to support the services as described above, to reasonably assist Carvana in deploying an independent copy of the Inventory Management System, and to reasonably train Carvana personnel in the maintenance and modification of the Inventory Management System software so as to reasonably minimize disruptions in Carvana’s operations due to a transition from the Inventory Management System Carvana licensed from Drivetime to an independent copy of the Inventory Management System; provided that if DriveTime experiences a change of control, such training shall not exceed 160 hours after such change of control and such training shall conclude on or prior to July 31, 2018.”

Section 2. Representations, Warranties, and Confirmations. Each of Provider and Carvana hereby represents and warrants that:

(a) It has the power and authority, and is duly authorized, including by all corporate or limited liability company action on its part, to execute and deliver this Amendment.

(b) This Amendment and the Shared Services Agreement has been duly and validly executed and delivered by such party.

(c) This Amendment and the Shared Services Agreement, as amended hereby, constitute legal, valid, and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

Section 3. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Arizona and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4. Counterparts. This Amendment may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by emails or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be duly executed by their respective officers as of the date and year first above written.

CARVANA, LLC, an Arizona limited liability company

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President

DRIVETIME AUTOMOTIVE GROUP, INC, a Delaware Corporation

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	EVP and General Counsel

BRIDGECREST ACCEPTANCE CORPORATION, f/k/a DT ACCEPTANCE CORPORATION, an Arizona corporation

By:	/s/ Jon D. Ehlinger
Name:	Jon D. Ehlinger
Title:	EVP and General Counsel